UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Commission File No. 333-168413

ON-AIR IMPACT, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	27-2692640 (I.R.S. Employer Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732)-530-7300

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (732) 610-2435
T: (732) 530-9007
 F: (732) 530-9008
 philmagri@sourlislaw.com
www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 27, 2011, the Board of Directors of On-Air Impact, Inc., a Nevada corporation (the “Company”) determined, upon advice of management, that the Company’s financial statements and related disclosures (collectively, the “Financial Statements”) included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2011 filed with the Securities and Exchange Commission on April 19, 2011 (the “Form 10-Q”) should be restated because such Financial Statements contain errors that may be misleading to financial statement readers.

The errors in the Financial Statements relate to accounts payable and due to related parties that were not reflected in the Form 10-Q as well as an adjustment to common stock and additional paid in capital.

Accordingly the Financial Statements included in the Form 10-Q should not be relied upon.

The Company intends to amend the Financial Statements to correct these errors and file the amended Form 10-Q with the Securities and Exchange Commission on or about July 1, 2011.

The Company’s Board of Directors and management discussed the matters described herein with Berman & Company, P.A., the Company’s independent registered public accounting firm.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

ON-AIR IMPACT, INC.

Date: July 1, 2011	By: /s/ DOROTHY WHITEHOUSE
Name: Dorothy Whitehouse Title: Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)